UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report: (Date of earliest event reported) August 9, 1996



                              U.S. ELECTRICAR, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)




California                            0-25184                     95-3056150
- --------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)


5 Thomas Mellon Circle, San Francisco, CA                                 94134
- --------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:                415-656-2400





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

Item 5. Other Events



         Pursuant to a Memorandum of Understanding dated August 9, 1996 by and between U.S. Electricar, Inc. ("Buyer") and Systronix Corporation ("Seller"), the parties have agreed to use best efforts to consummate the sale of Seller's business properties and assets to Buyer.

         Consummation of the transaction is contingent upon the parties entering into a mutually acceptable definitive asset purchase agreement, receipt of additional funding by U.S. Electricar, Inc., and attainment of all necessary corporate consents. The estimated total purchase price is approximately $3.3 M, to be paid through a combination of cash, stock and a note, of which Buyer has deposited approximately $1.1 M with Seller against the purchase price.

         Systronix Corporation, located in Torrance, California, is a development stage company which was incorporated in September, 1994, and began research and development operations in January, 1995. Its goal is to become a leading developer of technologically advanced electric propulsion systems for electric vehicles. Systronix is in the process of designing its first product, the Panther(TM), 60 three-phase alternating current (AC) drive train.












                                                               Page 2 of 3 Pages

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 U.S. ELECTRICAR, INC.
                                                      (Registrant)




Date:  August 20, 1996                   By:
                                             ---------------------------------
                                                    John J. Micek III
                                              Vice President & General Counsel














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